                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 SCHEDULE 14A
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                 Arch Chemicals, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
     -------------------------------------------------------------------------
     (5) Total fee paid:
     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
     -------------------------------------------------------------------------
     (3) Filing Party:
     -------------------------------------------------------------------------
     (4) Date Filed:
     -------------------------------------------------------------------------
Notes:
Reg. (S) 240.14a-101.
SEC 1913 (3-99)

[LOGO]

ARCH/TM/

                   501 MERRITT 7, NORWALK, CONNECTICUT 06851

                                                                 March 25, 2002

Dear Fellow Shareholder:

   You are cordially invited to attend our 2002 Annual Meeting of Shareholders at 9:30 a.m., local time, on Thursday, April 25th. The meeting will be held at the Prudential Center for Learning and Innovation, 32 Weed Avenue, Norwalk, Connecticut.

   You will find information about the meeting in the enclosed Notice and Proxy Statement.

   Please be advised that we have not planned a communications segment or any multimedia presentations for the 2002 Annual Meeting. The only items of business on the agenda are the election of three directors and the ratification of our independent auditors.

   Whether or not you plan to attend and regardless of how many shares you own, please vote your shares by using the telephone or via the Internet or by signing and dating the enclosed proxy card and mailing the upper half of it in the enclosed envelope as soon as possible. If you do plan to attend, please so indicate by checking the appropriate box on the proxy card. Keep the lower half to be used as your admission card to the meeting.

                                          Sincerely,

                                          /s/
                                          MICHAEL E. CAMPBELL
                                          Chairman, President and Chief
                                            Executive Officer

                           -------------------------
                            YOUR VOTE IS IMPORTANT

                           You are urged to vote by
                              telephone, via the
                            Internet or by signing,
                              dating and promptly
                            mailing your proxy card
                           in the enclosed envelope.
                           -------------------------

                             ARCH CHEMICALS, INC.

                   Notice of Annual Meeting of Shareholders

                                                           Norwalk, Connecticut
                                                                March 25, 2002

   The Annual Meeting of Shareholders of ARCH CHEMICALS, INC. will be held at the Prudential Center for Learning and Innovation, 32 Weed Avenue, Norwalk, Connecticut, on Thursday, April 25, 2002, at 9:30 a.m., local time, to consider and act upon the following:

      (1) The election of three Directors.
      (2) Ratification of the appointment of independent auditors for 2002.
      (3) Such other business as may properly come before the meeting or any adjournment.

   The Board of Directors has fixed March 4, 2002 as the record date for determining shareholders entitled to notice of and to vote at the meeting.

                                          By order of the Board of Directors,

                                          /s/
                                          SARAH A. O'CONNOR
                                          Secretary

                             ARCH CHEMICALS, INC.

                                PROXY STATEMENT

                               -----------------

                        ANNUAL MEETING OF SHAREHOLDERS

                           To be Held April 25, 2002

Who is Arch Chemicals?

   Arch Chemicals, Inc. ("Arch" or the "Company") is a NYSE-listed, specialty chemicals manufacturer. The Company was spun-off by Olin Corporation ("Olin") as a separate independent public company (the "Spinoff") on February 8, 1999 to the shareholders of Olin. The mailing address of the Company's principal executive office is 501 Merritt 7, P.O. Box 5204, Norwalk, CT 06856-5204.

When and where will the Annual Meeting be held?

   The Annual Meeting of Shareholders of the Company will be held at the Prudential Center for Learning and Innovation, 32 Weed Avenue, Norwalk, Connecticut, on Thursday, April 25, 2002, at 9:30 a.m., local time.

Who is asking for my vote and why are you sending me this document?

   The Board of Directors of the Company (the "Board") asks that you vote on the matters listed in the Notice of Annual Meeting of Shareholders. The votes will be formally counted at the Annual Meeting on Thursday, April 25, 2002, or if the Annual Meeting is adjourned or postponed, at any later meeting.

   We are providing this Proxy Statement and related proxy card to the shareholders of the Company in connection with the solicitation by the Board of proxies to be voted at the Annual Meeting. Shares represented by duly executed proxies in the accompanying form received by the Company prior to the meeting will be voted at the meeting. We are mailing this Proxy Statement and the related proxy card to shareholders beginning on or about March 25, 2002.

What am I being asked to vote on?

   (1) The election of three Directors.

   (2) Ratification of the appointment of independent auditors for 2002.

   (3) Such other business as may properly come before the meeting or any adjournment.

How does the Board recommend I vote on the proposals?

   The Board recommends a vote FOR each of the nominees for director identified in Item 1 and FOR Item 2.

Who is eligible to vote?

   All shareholders of record at the close of business on March 4, 2002 (the "Record Date") are entitled to vote at the Annual Meeting.

How many shares can vote?

   At the close of business on the Record Date, the Company had outstanding 22,265,757 shares of common stock, par value $1 per share (the "Common Stock"). Each shareholder on the Record Date is entitled to one vote for each full share owned by such shareholder on each of the matters voted on at the Annual Meeting. Of those shares of Common Stock outstanding, approximately 1,357,085 shares (or approximately 6.1%) were held in the Arch Common Stock Fund of the Arch Chemicals, Inc. Contributing Employee Ownership Plan ("CEOP"), all of which are held by JPMorgan Chase Bank as the trustee of the CEOP ("CEOP Trustee").

How do I vote?

   You may vote in person at the Annual Meeting or by returning your completed proxy card in the enclosed postage-paid envelope. In addition, shareholders of record, participants in the CEOP and participants in the Olin Corporation Contributing Employee Ownership Plan ("Olin CEOP") also have a choice of voting over the Internet or by using a toll-free telephone number. Please refer to the proxy card for further information on how to vote electronically. However, please note that Internet and telephone voting facilities for shares held of record will close at 11:59 p.m., US Eastern time, on April 24, 2002 and for shares held through the CEOP or Olin CEOP will close at 9:00 a.m., US Eastern time, on April 24, 2002. If you do vote by telephone or the Internet, it is not necessary to return your proxy card. Please note that participants in the CEOP and in the Olin CEOP who do not vote by telephone or Internet must return their proxy card in the accompanying envelope so that it is received no later than Noon, US Eastern Time, on April 22, 2002 for their voting instructions to be followed.

   Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

   The Internet and telephone voting procedures are designed to authenticate shareholders and CEOP and Olin CEOP participants by use of a control number, which appears on the proxy card, and to allow you to confirm that your instructions have been properly recorded.

   The method by which you vote will in no way limit your right to vote at the meeting if you later decide to attend in person. However, please note that if your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the shareholder of record, to be able to vote in person at the meeting. CEOP and Olin CEOP participants must vote through the CEOP Trustee or trustee of the Olin CEOP and may not vote their shares held in the CEOP or Olin CEOP in person at the Annual Meeting.

To what shares does the proxy card apply?

   The proxy card supplied by the Company will apply to the number of shares of Common Stock that you hold of record and, if you are a participant in the CEOP or a participant in the Olin CEOP, the number of shares held for your account under the CEOP or Olin CEOP, as the case may be. CEOP and Olin CEOP participants will not receive a separate voting instruction card. If you do not execute and return this proxy card or vote electronically, your shares held of record will not be voted and your shares held in the CEOP will be voted by the CEOP Trustee in the same proportion as shares of Common Stock for which the CEOP Trustee has received instructions from other CEOP participants. Olin CEOP participants should consult with their plan administrator on how their shares held in the Olin CEOP will or will not be voted if they do not return a proxy card or otherwise give voting instructions to the trustee of the Olin CEOP.

Am I a shareholder of record?

   If your shares are represented by a stock certificate registered in your name or if the Company's stock transfer agent (EquiServe Trust Company, N.A.) is holding your shares in a "book entry" account under your name, you are a shareholder of record with respect to those shares so held. If your shares are otherwise owned directly by a bank, broker, or other holder of record, you are not a shareholder of record with respect to the shares so held by such bank, broker or other holder of record.

If I return the proxy card or vote electronically, how will my shares be voted?

   Where a shareholder of record or CEOP participant timely directs in the proxy (including an electronic vote) a choice regarding any matter that is to be voted on, that direction will be followed. If no direction is made, returned proxies of shareholders of record and CEOP participants will have their registered shares and shares held in the CEOP voted for the election of directors as set forth below and in favor of the ratification of the appointment of independent auditors.

   As of the date hereof, the Company does not know of any matters other than those referred to in the accompanying Notice which are to come before the meeting. If any other matters are properly presented for action, the persons named in the accompanying form of proxy will vote the proxy in accordance with their best judgment.

If I do not return the enclosed proxy card and do not vote electronically, how will the shares I own of record and through the CEOP or Olin CEOP be voted?

   If you do not vote by returning the enclosed proxy card, do not vote electronically and do not vote at the meeting in person or other proxy, your shares held of record by you will not be voted at the meeting. CEOP participants who do not return the proxy card or vote electronically in a timely manner will have their shares of Common Stock held in the CEOP voted by the CEOP Trustee in the same proportion as shares of Common Stock for which the CEOP Trustee has received instructions from other CEOP participants. Olin CEOP participants should consult with their plan administrator on how their shares held in the Olin CEOP will or will not be voted if they do not return their proxy card or otherwise give voting instructions to the trustee of the Olin CEOP.

What if I own shares of the Company through a bank, broker or other holder of record or in another company's employee savings plan (other than the CEOP or Olin CEOP)?

   If you hold Common Stock through a bank, broker or other holder of record or through another company's stock savings plan (other than the CEOP or Olin
CEOP), you will most likely receive voting instructions from such bank, broker or other holder or from that plan's administrator. In any case, please follow those instructions to assure that your shares are voted and represented at the meeting.

   If your shares are owned directly in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the shareholder of record, to be able to vote in person at the meeting. CEOP participants must vote the shares held in the CEOP through the CEOP Trustee.

How are the shares held in The DirectSERVICE(TM) Investment Program voted?

   EquiServe Trust Company, N.A. ("EquiServe"), is the Company's registrar and stock transfer agent. For holders of Common Stock who participate in The DirectSERVICE(TM) Investment Program offered by EquiServe, EquiServe will vote any shares of Common Stock that it holds for the participant's account in accordance with the participant's electronic vote or with the proxy returned by the participant covering his or her shares of record. If a DirectSERVICE(TM) participant does not send in a proxy for shares held of record or otherwise vote electronically, EquiServe will not vote the shares of such participant held in such program.

Can I change my vote after I have returned my proxy card or voted over the telephone or via the Internet?

   Yes. Any person who has returned a proxy or voted electronically has the power to revoke it at any time before it is exercised by submitting a subsequently dated proxy, by voting again via the Internet or by telephone, by giving notice in writing to the Corporate Secretary or by voting in person at the meeting. Please note telephone and Internet voting ends for shares held of record at 11:59 p.m., US Eastern time, on April 24, 2002 and for shares held through the CEOP and Olin CEOP at 9:00 a.m., US Eastern time, on April 24, 2002. Please note that participants in the CEOP and in the Olin CEOP who do not vote by telephone or Internet must return their proxy card in the accompanying envelope so that EquiServe receives it no later than Noon, US Eastern time, on April 22, 2002 if their voting instructions are to be followed. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the shareholder of record to be able to vote in person at the meeting.

What does it mean if I get more than one proxy or voting instruction card?

   You will receive one proxy card for each way in which your shares are registered. If you receive more than one proxy card (other than because you are a participant in the CEOP, Olin CEOP or a savings plan of another company), it is because your shares are registered in different names or with different addresses or are held in different accounts. Please sign and return each proxy card that you receive to ensure that all your shares are voted. To enable us to provide better shareholder service, we encourage shareholders to have all their shares registered in the same name with the same address. You should contact EquiServe at (800) 519-3111 for instructions on how to change the way your shares are held if you receive more than one mailing.

                           CERTAIN BENEFICIAL OWNERS

   Except as indicated below, the Company knows of no person who was the beneficial owner of more than five percent of Common Stock as of December 31, 2001.

                                                 Amount and
                                                 Nature of
                                                 Beneficial Percent
            Name and Address of Beneficial Owner Ownership  of Class
            ------------------------------------ ---------- --------
             FMR Corp.(a)....................... 2,832,650   12.75
             82 Devonshire Street
             Boston, MA 02109

             T. Rowe Price Associates, Inc.(b).. 2,291,200   10.32
             100 East Pratt Street
             Baltimore, MD 21202

             Snyder Capital Management, L.P.(c). 1,392,200    6.27
             350 California Street, Suite 1460
             San Francisco, CA 94104

             Dimensional Fund Advisors Inc.(d).. 1,142,015    5.14
             1299 Ocean Avenue, 11th Floor
             Santa Monica, CA 90401

--------
(a) The Company has been advised in an amended Schedule 13G filing as follows with respect to these shares: Fidelity Management & Research Company ("Fidelity") beneficially owns 1,639,100 shares and Fidelity Management Trust Company ("FMTC") beneficially owns 1,193,550 shares. Both are subsidiaries of FMR Corp. ("FMR"). Edward C. Johnson 3rd ("Johnson"), who is the Chairman of FMR, FMR, through its control of Fidelity, and its Funds each has sole dispositive power with respect to the 1,639,100 shares owned by such Funds. Neither Johnson nor FMR has sole voting power with respect to the shares owned by the Funds, which power rests with the Funds' Board of Trustees. Johnson and FMR, through its control of FMTC, each has sole dispositive power over 1,193,550 shares and sole voting power over 1,193,550 shares.
(b) T. Rowe Price Associates, Inc., a registered investment adviser, has advised the Company in an amended Schedule 13G filing that it has sole voting power with respect to 818,600 of such shares and sole dispositive power with respect to all the shares. T. Rowe Price Associates, Inc. expressly disclaims that it is, in fact, the beneficial owner of the shares.
(c) Snyder Capital Management, L.P., a registered investment adviser, has advised the Company in a Schedule 13G filing that it has shared voting power with respect to 1,239,800 of the shares and shared dispositive power with respect to 1,392,200 of the shares.
(d) Dimensional Fund Advisors Inc., a registered investment adviser, has advised the Company in a Schedule 13G filing that it has sole voting power with respect to 1,142,015 of such shares and sole dispositive power with respect to 1,142,015 of the shares. Dimensional Fund Advisors Inc.
    expressly disclaims that it is, in fact, the beneficial owner of such shares.

                         ITEM 1--ELECTION OF DIRECTORS

Who are the persons nominated by the Board in this election to serve as directors?

   The Board of Directors is divided into three classes with the term of office of each class being three years, ending in different years. Messrs. Michael E. Campbell, H. William Lichtenberger and John P. Schaefer, whose biographies are shown below, have been nominated by the Board for election as Class III Directors to serve until the 2005 Annual Meeting of Shareholders and until their successors have been elected.

                                   CLASS III

       NOMINEES FOR THREE YEAR TERMS EXPIRING AT THE 2005 ANNUAL MEETING

[PHOTO]                  MICHAEL E. CAMPBELL, 54, is Chairman of the Board, President and Chief
                         Executive Officer of the Company. Previously, he was Executive Vice President of
Michael E. Campbell      Olin and had global management responsibility for all of Olin's businesses. Prior to his election as Executive Vice President, Mr. Campbell served as President of the
                         Microelectronic Materials Division. Mr. Campbell is a graduate of the University of
                         New Hampshire and received a J.D. degree from George Washington University.
                         He is a director of MeadWestvaco Corporation. Mr. Campbell is also a member of the Board of Directors of the American Chemistry Council, and serves as Chairman of its Responsible Care(R) Committee. In addition, he serves as a member of the
                         Board of Directors of The Maritime Aquarium, Norwalk, Connecticut.

[PHOTO]                  H. WILLIAM LICHTENBERGER, 66, retired in 2000 as Chairman and Chief
                         Executive Officer of Praxair, Inc., an industrial gases company, a position he
H. William Lichtenberger assumed in 1992 when Praxair was spun off from Union Carbide Corporation. In
                         1986, Mr. Lichtenberger was elected a Vice President of Union Carbide
                         Corporation and was appointed President of the Union Carbide Chemicals and
                         Plastics Company, Inc. He was elected President and Chief Operating Officer and a director of Union Carbide Corporation in 1990. He resigned as an officer and director of Union Carbide Corporation upon Praxair's spin-off. Mr. Lichtenberger is a graduate of the University of Iowa where he majored in chemical engineering and has a masters degree in business administration from the State University of New
                         York, Buffalo. He is a director of Ingersoll-Rand Company. He was formerly a director of the National Association of Manufacturers, a director of the Chemical
                         Manufacturers Association (currently known as the American Chemistry Council)
                         and a member of The Business Roundtable.

[PHOTO]                  JOHN P. SCHAEFER, 67, is President of the Research Corporation, a foundation, and Chairman of Research Corporation Technologies, Inc. Previously, he was
John P. Schaefer         President of the University of Arizona (1971-1982) and Professor of Chemistry at
                         the University where he had been a member of the faculty since 1960. Before his appointment as President of the University, he served as head of its Department of
                         Chemistry and Dean of its College of Liberal Arts. Dr. Schaefer received his BS degree in chemistry from the Polytechnic Institute of Brooklyn in 1955 and his
                         Ph.D. degree from the University of Illinois in 1958. After postdoctoral studies at the California Institute of Technology, he taught chemistry at the University of
                         California (Berkeley). Dr. Schaefer's research interests have been in the area of synthetic and structural chemistry. He served on the Board of Governors of the
                         U.S.-Israeli Binational Science Foundation (1973-1978). He is a director of
                         Research Corporation and Research Corporation Technologies, Inc. He is also a trustee of the Polytechnic Institute of New York.

Who are the other remaining directors and when are their terms scheduled to end?

                                    CLASS I

         DIRECTORS WHOSE TERMS CONTINUE UNTIL THE 2003 ANNUAL MEETING

[PHOTO]                JOHN W. JOHNSTONE, JR., 69, retired in April 1996 as Chairman of the Board of
                       Olin. In 1954, he joined Hooker Chemicals and Plastics Corporation, where he
John W. Johnstone, Jr. spent 22 years in various sales, marketing and management positions of increasing responsibility, leaving in 1975 to become President of the Airco Alloys division of
                       Airco, Inc. He joined Olin in 1979 as Vice President and General Manager of the
                       Chemicals Group's Industrial Products department. Mr. Johnstone became a corporate Vice President and President of the Chemicals Group in 1980, and an
                       Executive Vice President of Olin in 1983. He was named President of Olin in 1985,
                       Chief Operating Officer in 1986, Chief Executive Officer in 1987 and Chairman of
                       the Board in 1988. He is a graduate of Hartwick College, where he received a BA degree in chemistry and physics and a Doctor of Science (Hon.). He has attended the Harvard Business School's Advanced Management Program. He is former
                       Chairman of the Soap and Detergent Association and the Chemical Manufacturers
                       Association (currently known as the American Chemistry Council). He is a director of Phoenix Home Life Mutual Insurance Company, McDermott International, Inc.,
                       Fortune Brands, Inc. and Research Corporation Technologies Inc.

[PHOTO]                JACK D. KUEHLER, 69, retired in 1993 as Vice Chairman of the Board of
                       International Business Machines Corporation, a computer manufacturing corporation.
Jack D. Kuehler        He joined IBM in 1958 as an associate engineer in the San Jose Research Laboratory.
                       Over the years, he played a significant management role in many of the corporation's advanced technologies. He served as Director of the Raleigh Communications
                       Laboratory, Director of the San Jose Storage Products Laboratory and President of the
                       Systems Product Division. In 1980, he was elected an IBM Vice President and named
                       President of the General Technology Division. He became a member of the IBM
                       Board in 1986, Executive Vice President in 1987, Vice Chairman and member of the
                       Executive Committee in 1988 and President in 1989. He resumed the title of Vice
                       Chairman in January 1993. He is a member of the National Academy of Engineering, a fellow of the Institute of Electrical and Electronics Engineers and a trustee of Santa
                       Clara University (from which he graduated with a BS degree in mechanical engineering and an MS degree in electrical engineering). He is a director of Aetna,
                       Inc., the Parsons Corporation and Mail.com. Mr. Kuehler holds an honorary doctorate of science from Clarkson University and an honorary doctorate of engineering science from Santa Clara University.

                                   CLASS II

         DIRECTORS WHOSE TERMS CONTINUE UNTIL THE 2004 ANNUAL MEETING

[PHOTO]             RICHARD E. CAVANAGH, 55, is President and Chief Executive Officer and a
                    Trustee of The Conference Board, Inc., a leading research and business membership
Richard E. Cavanagh organization. He has held this position since November 1995. Previously, he was
                    Executive Dean of the John F. Kennedy School of Government at Harvard
                    University for eight years. Prior to the position with Harvard, he spent 17 years with
                    McKinsey & Company, Inc., the international management consulting firm, where he led the firm's public issues consulting practice. Mr. Cavanagh is a Trustee of the
                    BlackRock Mutual Funds, Airplanes Group and Aircraft Finance Trust (AFT), and
                    The Educational Testing Service; and a director of Fremont Group and The
                    Guardian Life Insurance Company. He holds a BA degree from Wesleyan
                    University and an MBA degree from the Harvard Business School.


[PHOTO]           MICHAEL O. MAGDOL, 64, is Vice Chairman of the Board and Chief Financial
                  Officer of Fiduciary Trust Company International, a global investment manager for
Michael O. Magdol families and institutions, and has held this position since 1987. Prior to 1987, he was Executive Vice President and Director of J. Henry Schroder Bank. He is a
                  Director of The Ronald McDonald House of New York, and a Trustee of The
                  Lingnan Foundation. He holds a BSE degree from the University of Pennsylvania.

How will the returned proxies be voted for directors?

   If the proxy card is returned and marked with a direction on how to vote with respect to directors or if a person directs a vote electronically as provided on the proxy card, that direction will be followed. If an individual returns a proxy card without a direction on how to vote marked thereon, such individual's shares of record and shares held in the CEOP, if any, will be voted for the election of Messrs. Campbell, Lichtenberger and Schaefer. Each of the nominees is a director at the present time. It is not expected that any of the nominees will be unable to serve as a director, but if any are unable to accept election, it is intended that shares represented by proxies in the accompanying form or voted electronically will be voted for the election of substitute nominees selected by the Board, unless the number of directors is reduced.

What vote is required to elect the directors?

   The election of each nominee as a director requires the affirmative vote of a plurality of the votes cast in the election. Votes withheld and shares held in street name ("Broker Shares") that are not voted in the election of directors will not be included in determining the number of votes cast.

            ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS

What are the committees of the Board? How often did the Board and each committee meet in 2001?

   During 2001, the Board held six meetings. The average attendance by directors at meetings of the Board and committees of the Board on which they served was 97%. Each director attended at least 90% of such meetings.

   The current standing committees of the Board are an Audit Committee, a Compensation Committee and a Corporate Governance Committee.

   The Audit Committee advises the Board on internal and external audit matters affecting the Company, including recommendation of the appointment of internal financial, auditing and regulatory personnel and independent auditors of the Company; reviews with such auditors the scope and results of their examination of the financial statements of the Company; reviews the Company's financial, regulatory and computer annual audit plans; reviews reports and audits of the Company's internal audit service provider; discusses with independent auditors matters required to be discussed by Independent Standards Board No. 1 and Statement on Auditing Standards No. 61; reviews and approves the Audit Committee Report that appears in the Company's Proxy Statement; and reviews the presentation of the Company's financial results and monitors the adequacy of the Company's internal financial controls. The committee also advises the Board on compliance with the Company's Standards of Ethical Business Practices, on government and other compliance programs, on corporate and governmental security matters, monitors major litigation and pending internal or external special investigations, with a particular interest in the event there are claims that the Company has acted unethically or unlawfully and reviews the Company's insurance and risk management process. The committee also reviews audits of expenses of the Company's senior executives and Directors. The committee also has oversight responsibility for the implementation of the Company's Responsible Care(R) Codes and for compliance with legal mandates in the environmental, health, safety and other regulatory areas. The committee also reviews and evaluates the investment and financial performance of the Company's pension plan, voluntary employee benefit associations ("VEBAs") and any thrift plan investment funds, reviews and approves investment policies with respect to the pension plan, VEBAs and any thrift plan funds, approves the selection of thrift plan investment options, approves the appointment of pension plan, VEBA and thrift plan trustees and investment managers and their respective agreements, consults with, and obtains reports from, the pension plan, VEBA and thrift plan trustees and other fiduciaries, approves the charitable contributions budget and program and those other charitable contributions in excess of the CEO's authority, annually reviews the contributions, financial condition and administration of the Arch Chemicals Government Participation Fund, and reviews, provides advice, and recommends changes, as appropriate, to Management's programs to maintain and improve shareholder relations. The Audit Committee currently consists of Messrs. Johnstone, Magdol and Schaefer (chair). During 2001, four meetings of this committee were held.

   The Compensation Committee sets policy, develops and monitors strategies for, and administers the programs which compensate the Chief Executive Officer ("CEO") and other senior executives. The committee approves the salary plans for the CEO and certain other senior executives including total direct compensation opportunity, and the mix of base salary, annual incentive standard and long term incentive guideline awards. It approves the measures, goals, objectives, weighting, payout matrices and actual payouts and certifies performance for and administers the incentive compensation plans. The committee also administers the 1999 Long Term Incentive Plan, issues an annual Report on Executive Compensation that appears in the Proxy Statement, approves Executive and Change in Control Agreements, approves and adopts new qualified and non-qualified pension plans, adopts amendments thereto, approves terminations of qualified and non-qualified pension plans, approves the interest rate for deferred compensation arrangements, administers the Senior Executive Pension Plan, makes recommendations to the Board on any other matters pertaining to the pension, CEOP and other plans which the committee deems appropriate and reviews plans for management development and succession. The committee also advises the Board on the remuneration for members of the Board. The Compensation Committee currently consists of Messrs. Cavanagh, Kuehler and Lichtenberger (chair). During 2001, three meetings of this committee were held.

   The Corporate Governance Committee assists the Board in fulfilling its responsibility to the Company's shareholders relating to the selection and nomination of Directors, makes recommendations to the Board regarding the selection of the CEO, reviews the nominees for other offices of the Company, periodically reviews corporate governance trends, issues and best practices and makes recommendations to the Board regarding the adoption of best practices most appropriate for the governance of the affairs of the Board, recommends to the Board a slate of nominees to be proposed for election to the Board by shareholders at annual meetings and at other appropriate times, recommends individuals to fill any vacancies created on the Board, makes recommendations to the Board regarding the size and composition of the Board, the particular qualifications and experience that might be sought in Board nominees, assesses whether the qualifications and experience of candidates for nomination and renomination to the Board meet the then current needs of the Board, seeks out possible candidates for nomination and considers suggestions by shareholders, Management, employees and others for candidates for nomination and renomination as Directors, reviews and makes recommendations to the Board regarding the composition, duties and responsibilities of various Board committees from time to time as may be appropriate, reviews and advises the Board on such matters as protection against liability and indemnification, and assesses and reports annually to the Board on the performance of the Board itself as a whole. The Corporate Governance Committee currently consists of Messrs. Cavanagh, Johnstone (chair), Kuehler, Lichtenberger, Magdol and Schaefer. During 2001, one meeting of this committee was held.

   The Corporate Governance Committee will consider candidates recommended by shareholders for election as directors at future annual meetings. Recommendations must be in writing and submitted to the Corporate Secretary of the Company by December 1, accompanied by the written consent of the candidate along with the information required for director nominations as set forth in the Company's Bylaws.

                         Report of the Audit Committee

   The Audit Committee is established by the Board of Directors. The Board has adopted a written charter for this committee setting out the functions it is to perform. Management has primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of internal controls. The Directors who serve on the committee are all "Independent" for purposes of the New York Stock Exchange listing standards. Thus, the Board of Directors has determined that no Audit Committee member has a relationship to the Company that may interfere with our independence from the Company and its management.

   The Audit Committee reviewed the Company's audited financial statements for the year ended December 31, 2001 and met with both management and KPMG LLP ("KPMG"), the Company's independent auditors, to discuss those financial statements. Management has represented to the Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

   The Audit Committee has received from and discussed with KPMG the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm's independence from the Company. We also discussed with KPMG any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

   Based on these reviews and discussions, the Audit Committee recommended to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

                                          John P. Schaefer, Chair
                                          John W. Johnstone, Jr.
                                          Michael O. Magdol

What are the directors paid for their services?

   Generally speaking, the Stock Plan for Nonemployee Directors (the "Director Plan") (i) provides for the granting annually, at the election of the Board, of a number of shares of Common Stock, options to purchase shares of Common Stock, performance shares or a combination of the foregoing (as determined by the Board) to each Nonemployee Director and, in the case of a grant of shares of Common Stock, the deferral of the payment of such shares until after such director ceases to be a member of the Board, (ii) permits the Board to determine if all or part of the annual retainer shall be paid in shares of Common Stock, (iii) permits such director, subject to the approval of the Board, to elect to receive his or her meeting fees in the form of shares of Common Stock in lieu of cash, (iv) permits such director, subject to the approval of the Board, to elect to receive in the form of shares of Common Stock the amount by which the annual retainer exceeds the amount payable in shares of Common Stock ("Excess Retainer") in lieu of cash for such excess and
(v) permits such director, subject to the approval of the Board, to elect to defer any meeting fees and Excess Retainer paid in cash and any shares to be delivered under the Directors Plan. Interest on deferred cash and dividends on deferred shares are paid to the Nonemployee Director unless the director, subject to the approval of the Board, elects to defer such amounts in which case interest is credited quarterly and dividend equivalents are reinvested in phantom shares of Common Stock on the dividend payment date. Deferred shares are paid out in shares of Common Stock unless the Board decides otherwise. Performance shares vest and are paid out, unless deferred by the director, upon the satisfaction of performance goals established by the Compensation Committee. Deferred accounts under the Directors Plan are paid out if there is a "Change in Control" as defined in such plan.

   In 2001, each Nonemployee Director received or was credited with 1,800 shares of Common Stock and $16,500 in cash as the annual retainer under the Directors Plan. In addition, the Directors were granted 3,600 stock options on January 2, 2001 with an exercise price of $18.04 per share, which in each case was the fair market value of the Common Stock on the grant date. Such options are currently exercisable and have a ten-year term.

   In 2002, each Nonemployee Director was credited with 2,500 shares of Common Stock to a deferred stock account. Such shares will be paid out to a Director in cash when he ceases to be a director. In addition for 2002, each Nonemployee Director received $20,000 in cash and was granted 2,000 stock options on January 2, 2002 with an exercise price of $23.00 per share, which was the fair market value of the Common Stock on the grant date. Such options are currently exercisable and have a ten-year term.

   If director meetings exceed eight meetings in a calendar year, each Nonemployee Director will receive a $1,500 meeting fee for each Board meeting attended in excess of eight meetings. In 2001, there were less than nine Board meetings. Each Committee chair received a $5,000 annual committee meeting fee in 2001 and will receive such fee in 2002. The shares, cash retainer and fees may be deferred by the Director as provided in the Directors Plan.

   Directors participate in the Arch charitable giving program with a 100% match for gifts up to $2,500 to eligible charities. Directors who are not officers or employees of the Company or one of its subsidiaries are covered while on Company business under the Company's business travel accident insurance policy which covers employees of the Company generally. Directors also are reimbursed during the year for expenses incurred in the performance of their duties as directors, such as travel expenses. The Company also provides Mr. Johnstone with an off-site office and reimbursement of his tax preparation costs.

                 SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

How much stock is beneficially owned by directors and the individuals named in the Summary Compensation Table?

   The following table sets forth the number of shares of Common Stock beneficially owned by each director and nominee for director, by the individuals named in the summary compensation table on page 14, and by all directors and current executive officers of the Company as a group, as reported to the Company by such persons as of January 15, 2002. Unless otherwise indicated in the footnotes below, the officers, directors, nominees and individuals had sole voting and investment power over such shares. Also included in the table are shares of Common Stock which may be acquired within 60 days.

                                                                            No. of
                                                                         Common Shares   Percent of
                                                                         Beneficially     Class of
                        Name of Beneficial Owner                          Owned(a,b)   Common Stock(c)
                        ------------------------                         ------------- ---------------
Michael E. Campbell.....................................................    299,692         1.33
Richard E. Cavanagh.....................................................     16,627           --
Paul J. Craney..........................................................     50,582           --
John W. Johnstone, Jr...................................................    149,570           --
Jack D. Kuehler.........................................................     20,955           --
H. William Lichtenberger................................................     19,369           --
Michael O. Magdol.......................................................     17,806           --
John H. Markham.........................................................     15,000           --
Louis S. Massimo........................................................     70,923           --
Sarah A. O'Connor.......................................................     43,340           --
John P. Schaefer........................................................     23,090           --
Directors and executive officers as a group, including those named above
  (16 persons)..........................................................    828,972         3.62

--------
(a) Included in this table with respect to officers are shares credited under the CEOP. Also included in the case of the incumbent directors (other than Mr. Campbell) are certain shares of Common Stock credited to a deferred account for such directors pursuant to the arrangements described above under "What are the directors paid for their services?" in the amounts of 7,304 for Mr. Cavanagh; 5,380 for Mr. Johnstone; 11,755 for Mr. Kuehler; 9,969 for Mr. Lichtenberger; 8,606 for Mr. Magdol; and 9,701 for Mr. Schaefer. Such shares so credited to these directors have no voting power and are paid out in shares of Common Stock at the end of the deferral period.
(b) The amounts shown include shares that may be acquired within 60 days following January 15, 2002 through the exercise of stock options, as follows: Mr. Campbell, 282,138; Mr. Cavanagh, 9,200; Mr. Craney, 45,033; Mr. Johnstone, 98,801; Mr. Kuehler, 9,200; Mr. Lichtenberger, 9,200; Mr. Magdol, 9,200; Mr. Markham, 15,000; Mr. Massimo, 67,358; Ms. O'Connor, 40,500; Mr. Schaefer, 9,200; and all directors and executive officers as a group, including the named individuals, 679,433.
(c) Unless otherwise indicated, beneficial ownership of any named individual does not exceed 1% of the outstanding shares of Common Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of Arch's equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during the period January 1, 2001 to December 31, 2001 all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

                            EXECUTIVE COMPENSATION

        Report of the Compensation Committee on Executive Compensation

  Compensation Philosophy

   It is the philosophy of the Company to incent and compensate its executives to maximize shareholder value. This philosophy incorporates the following principles:

      1. Compensation should attract and retain qualified employees and
   stimulate their profitable efforts on       behalf of the Company;

      2. Compensation should be internally equitable and externally competitive; and

      3. Performance metrics should be directly linked to profitability and
   shareholder value creation of the       Company.

  Executive Compensation Program as Administered in 2001

   Generally speaking, the Compensation Committee establishes competitive total compensation opportunities for the CEO and other executive officers that are targeted to the median of a group of 23 specialty chemical companies (the "comparator group") that are similar to Arch in terms of size and scope of operations. An independent consultant provides the Committee with an annual assessment of Arch's relative position within this comparator group with respect to operating performance and total compensation including each of the following components:

    .  Annual Base Salary

    .  Annual Incentive Bonus

    .  Long Term Incentive Award

   Together, these three components comprise the total targeted compensation opportunity determined by targeting the median of the group cited above. Once the total targeted compensation opportunity is determined for the CEO and other named executive officers, the Compensation Committee, also with the advice of an outside consultant, determines the appropriate mix of these three components, again using the competitive analysis. With the focus on creating alignment between the compensation program and shareholders' interest, the emphasis of the Company's executive compensation is on variable compensation that is at risk for performance.

   The objectives of the Company's executive compensation policies are to:

    .  Unite the Company's management as a team

    . Reward enhancement of earnings per share ("EPS") growth and shareholder value

    . Stress at risk variable pay programs with an emphasis on the long term financial performance

    . Insure "line of sight" strategic objectives are clearly articulated and their achievement appropriately rewarded

   Under Section 162(m) of the Internal Revenue Code, publicly traded corporations generally are not permitted to deduct compensation in excess of $1 million paid to certain top executives unless the compensation qualifies as "performance-based compensation." The company will weigh the benefits of compliance with Section 162(m) against the potential burdens, and reserves the right to pay compensation that may not be fully deductible if it determines, in good faith, that it is in the company's best interest to do so.

  Annual Base Salary

   There was no increase in the base salary of Mr. Campbell and three of the other named executives. The remaining executive (Mr. Markham) received a 3.35% annual increase in salary.

  Annual Incentive Bonus

   Incentive bonuses for Arch named executive officers were determined by a comparison of pre-established 2001 targets for EPS, profit margin performance, return on total assets and, if applicable, business unit profitability with actual 2001 financial performance for these measures. The financial measures were weighted 80% with the remaining 20% applied to achieving personal strategic objectives. In addition, several named executive officers, including the CEO, had included in their eligible opportunity bonus amount a portion of their Olin EVA bonus bank balances that were transferred over to the Company from Olin Corporation in the spin-off. These balances at Olin represented deferred bonus amounts that were "at risk" for future years. Participants who had positive bank balances in the Olin EVA Bonus Plan who became Arch employees were to have one-third of the bank balance at risk for each of the years 1999, 2000 and 2001. In 2001, at the end of this "at risk" period, the Compensation Committee chose to pay the remaining bank balances. These balances included an amount that had been carried over from 2000.

   The CEO's bonus was determined under the Senior Management Incentive Compensation Plan in accordance with the specified performance metrics and weightings using the three financial performance measures outlined above. This resulted in a 0% payout for the CEO under such plan. For 2001, the CEO's total bonus payout was $302,412. This consisted of a zero payout from the Company's Senior Management Incentive Compensation Plan, $152,412 which represented the payout of the Olin EVA bank balance and $150,000 which represented an additional payment regarding the CEO's performance with respect to the CEO's accomplishment of strategic, non-financial objectives that were established earlier in the year. Moreover, other criteria regarding business performance such as health, safety and environmental performance, improvements in business processes, and human resource development also were considered. For 2001, a major goal of the CEO was accomplishing the successful integration of the Hickson International businesses acquired in August of 2000 and Brooks Industries personal care intermediates acquired in November 2000.

  Long Term Incentive Award

   As indicated earlier, the Committee, with the advice of its independent consultant, established target values for all three components of compensation, including the Long Term Incentive Plan award. This first grant was designed to deliver three years of target value and was made in the form of stock options and performance share units in 1999. With a view consistent with aligning Arch's senior executives with the interests of shareholders, the award of performance shares was designed to recognize and reward cumulative EPS growth over a three-year performance period ending with 2001 for the named executive officers. The performance share units can be earned at the end of the three-year performance cycle provided that the EPS growth targets are achieved during that period. The three-year EPS growth targets were not achieved at the end of December 31, 2001 and therefore, the performance share units were forfeited. In 1999, stock options were also awarded that will be of value only through share price appreciation. The stock options were granted at the fair market value of Arch shares on February 9, 1999, became exercisable on February 9, 2002 and have a ten-year term.

                                          H. William Lichtenberger, Chair
                                          Richard E. Cavanagh
                                          Jack D. Kuehler

January 24, 2002

   The following table shows for the Chief Executive Officer and the other four most highly compensated executive officers of Arch (collectively, the "named executive officers") cash compensation for the fiscal years 1999-2001. Amounts shown in the table and related footnotes include payments by Olin for services to Olin in the periods prior to the Spinoff.

                          Summary Compensation Table

                                                                                     Long Term
                                                    Annual Compensation            Compensation
                                              -------------------------------- ---------------------
                                                                                 Awards    Payouts
                                                                               ---------- ----------
            Name and Principal                                         Other   Securities             All Other
              Position as of                                          Annual   Underlying    LTIP      Compen-
            December 31, 2001                 Year  Salary   Bonus    Compen-   Options   Payouts(b) sation(c)(d)
            -----------------                 ---- -------- -------- sation(a) ---------- ---------- ------------
Michael E. Campbell.......................... 2001 $600,000 $302,412  $12,965         0    $     0     $ 42,444
   Chairman, President & Chief Executive      2000  600,000  150,000   13,616         0          0       41,575
   Officer                                    1999  539,591  401,306   10,381   200,000     81,579       30,808
Paul J. Craney............................... 2001  235,008  253,488        0         0          0       12,581
   Vice President and General Manager,        2000  235,008   99,448        0         0          0       12,550
   Treatment                                  1999  209,167  109,546        0    30,000     10,729       11,717
Louis S. Massimo............................. 2001  300,000  127,639        0         0          0       14,870
   Vice President &                           2000  300,000   60,000        0         0          0       14,849
   Chief Financial Officer                    1999  268,754  122,721        0    50,000          0       12,674
John H. Markham(d)........................... 2001  293,847   24,898        0         0          0      511,235
   Vice President, International Operations   2000   83,882   75,555        0    30,000          0      383,690
Sarah A. O'Connor............................ 2001  250,008   64,579        0         0          0       10,193
   Vice President, General Counsel &          2000  250,008   50,000        0         0          0       10,061
   Secretary                                  1999  194,337   83,218        0    40,000          0        7,825

--------
(a) Includes tax gross-ups paid for imputed income on use of company-provided automobiles or automobile allowance and for an outside personal financial advisor.
(b) For persons other than Mr. Markham, amounts include payouts of Olin performance share units in the form of Olin common stock made prior to the Spinoff.
(c) Amounts reported in this column for 2001 consist of the following items:

                                                             Value of
                                                           Split-Dollar
                         CEOP   Supplemental  Term Life   Life Insurance
                         Match    CEOP(1)    Insurance(2)  Premiums(3)
                         ------ ------------ ------------ --------------
        M. E. Campbell.. $5,150   $13,013       $3,145       $21,136
        P. J. Craney....  5,213     2,000           --         5,368
        L. S. Massimo...  5,188     3,975        1,370         4,337
        J. H. Markham(4)      0         0           --            --
        S. A. O'Connor..  5,213     2,450           --         2,530

--------
  (1) The Supplemental CEOP permits participants in the CEOP to make contributions, and the Company to match the same, in amounts permitted by the CEOP but which would otherwise be in excess of those permitted by certain Internal Revenue Service limitations. The 2001 contributions and Company matching amounts made after the Spinoff were invested in an Arch phantom stock account under this plan.
  (2) Under Arch's key executive insurance program, additional life insurance is provided and monthly payments are made to the spouse and dependent children of deceased participants.
  (3) The amount of the premium shown represents the full dollar amount of the premium the Company paid in 2001 for the whole life insurance and to fund the retiree death benefit.
  (4) The amount for Mr. Markham of $511,235 was paid in 2001 for settlement for "loss of office" claims resulting from the acquisition of Hickson by the Company. This figure was converted from Great Britain Pounds ("GBP") into U.S. dollars using the exchange rate on the first of the month in which the payment was made.
(d) Mr. Markham became an executive officer on September 13, 2000 and is the former Chief Executive Officer of Hickson International Plc ("Hickson") which was a UK publicly-traded company acquired by the Company in 2000. Compensation shown includes only compensation paid after Hickson was acquired by the Company in 2000. Figures shown for him were converted from GBP into U.S. Dollars using the exchange rate as of the first day of each month in the year shown. Salary figures include a pension supplement that is paid monthly. Such supplement totaled $26,192 in 2001 and $7,283 for the period 2000 compensation is shown. All other compensation in 2000 represent cash outs of Hickson stock awards made under prior Hickson LTIP arrangements. These cash outs were triggered by the acquisition of Hickson by the Company.

How many 1999 Long Term Incentive Plan ("Long Term Plan") awards were granted in 2001 as part of 2001 compensation to the individuals named in the Summary Compensation Table?

   No employee stock options and no performance share units were granted by the Company from January 1, 2001 through December 31, 2001 to the individuals named in the summary compensation table on page 14.

How many Arch stock options were exercised in 2001 by the individuals named in the Summary Compensation Table and what is the value of the unexercised ones?

   The following table sets forth as to the individuals named in the summary compensation table on page 14, information regarding options exercised during 2001 and the value of in-the-money outstanding options at the end of 2001.

  Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-end Option
                                    Values

                                     Number of Securities       Aggregate Value of
                                    Underlying Unexercised   Unexercised, In-the-Money
                Shares                Options at 12/31/01     Options at 12/31/01(a)
               Acquired    Value   ------------------------- -------------------------
Name          on Exercise Realized Exercisable Unexercisable Exercisable Unexercisable
----          ----------- -------- ----------- ------------- ----------- -------------
M.E. Campbell    2,912    $20,733    82,138       200,000      $53,717     $758,000
P.J. Craney..        0         --    15,033        30,000       50,715      113,700
L.S. Massimo.        0         --    17,358        50,000            0      189,500
J.H. Markham.        0         --    15,000        15,000       51,150       51,150
S.A. O'Connor        0         --       500        40,000            0      151,600

--------
(a) Value was computed as the difference between the exercise price and the $23.20 per share closing price of Arch Common Stock on December 31, 2001, as reported on the consolidated transaction reporting system relating to New York Stock Exchange issues.

Comparison of 35 Month Cumulative Total Return Among Arch Chemicals, Inc., the
           S & P 500 Index and the S & P Chemicals (Specialty) Index

   The graph below compares the cumulative total shareholder return of the Common Stock to the Standard & Poor's 500 Index and to the Standard & Poor's Chemicals (Specialty) Index for the period from February 9, 1999, the day shares of Common Stock began "regular way" trading on the New York Stock Exchange, to December 31, 2001, the last trading day of the Company's fiscal year. The graph assumes that the value of the investment in the Common Stock and each index was $100 at February 9, 1999 and that all dividends were reinvested.

                                    [CHART]

                   Arch Chemicals     S&P 500      S&P Chemicals (Specialty)
                  ---------------    ---------    ---------------------------
         2/9/99     $100.00          $100.00          $100.00
         3/99         89.04           100.77           100.18
         6/99        130.35           107.87           132.45
         9/99         87.61           101.14           107.40
         12/99       114.78           116.19           111.61
         3/00        110.80           118.85            96.93
         6/00        122.49           115.69            95.21
         9/00        103.35           114.57            84.21
         12/00       101.62           105.61            99.28
         3/01        123.16            93.09            97.91
         6/01        127.48            98.53            92.88
         9/01        133.87            84.07            88.85
         12/01       138.18            93.06            93.94

Do the named executive officers have employment or change in control agreements?

   Each of the executive officers named in the summary compensation table (other than Mr. Markham) has an Executive Agreement with the Company which provides, among other things, that in the event of a covered termination of employment (which could include, among other things, termination of employment by the Company (other than for cause) and termination at the election of the individual to leave the Company under certain circumstances), the individual will receive a lump sum severance payment from the Company equal to 12 months' base pay plus the greater of (a) the average incentive compensation award paid by the Company during the three years preceding the termination or (b) the then standard annual incentive compensation award, less any amounts payable under existing severance or disability plans of the Company. In the event that a "Change in Control" of the Company occurs, and there is a covered termination, the individual will receive (i) three times the severance payment and (ii) another payment equal to three times the higher of the individual's long term incentive target at the time of termination or immediately prior to the Change in Control. Pension credit and insurance coverage would be afforded for the period reflected in the severance payment, and in certain cases, insurance coverage will be extended beyond such period. The agreements also provide for certain outplacement services. A "Change in Control" would occur if the Company ceases to be publicly owned; 20% or more of its voting stock is acquired by others (other than the Company, a Subsidiary or a Company employee benefit plan); the incumbent Directors and their designated successors cease over a two-year period to constitute a majority of the Board; all or substantially all of the Company's business is disposed of in a transaction in which the Company is not the surviving corporation or the Company combines with another company and is the surviving corporation (unless the Company's shareholders following the transaction own more than 50% of the voting stock or other ownership interest of the surviving entity or combined company); or the shareholders of the Company approve a sale of all or substantially all the Company's assets or a liquidation or dissolution of the Company. Each agreement provides that the individual agrees to remain in the Company's employ for six months after a "Potential Change in Control" of the Company has occurred. The agreements provide that payments made thereunder or under any change in control provision of the Company's compensation or benefit plan which are subject to "excess parachute payment" tax will be increased so that the individual will receive a net payment equal to that which would have been received if such tax did not apply. Certain of the Company's benefit and compensation plans also contain "change-in-control" provisions.

   Following the acquisition of Hickson by the Company, Mr. Markham and Hickson entered into a settlement agreement pursuant to which Hickson agreed to settle Mr. Markham's claims for "loss of office" under his earlier employment contract resulting from the acquisition of Hickson by Arch in exchange for a payment of GBP 357,000. Under the settlement, payment would be made only if Mr. Markham remained an employee of Hickson through August 22, 2001. In addition, Hickson entered into a new employment agreement with Mr. Markham in connection with his new duties following the acquisition. The agreement provides for salary and benefits and can be terminated by either party on three months' prior notice. Upon termination (other than for cause) by Hickson, Mr. Markham is entitled to a payment of GBP 169,932 plus a payment of two years' auto allowance (but not less than GBP 19,500). This payment would also be made upon a Change in Control (as defined above) of the Company but in such a case Mr. Markham would not be entitled to any additional termination payment if his employment were subsequently terminated following a Change in Control.

What are the retirement income benefits provided to the named executive officers?

   The Company has a tax-qualified, defined benefit pension plan for the Company's U.S.-based employees ("Tax Qualified Pension Plan") that provides benefits based on service with Olin and with the Company. The Company became liable for the payment of all pension plan benefits accrued by Company employees prior to and following the Spinoff who ceased to be Company employees after the Spinoff. Olin transferred assets to the Company's pension plan and the amount of the assets were sufficient to comply with Section 414(l) of the Internal Revenue Code of 1986, as amended.

   The Tax Qualified Pension Plan, together with a supplementary nonqualified plan (collectively, the "Company Pension Plan"), provide for fixed benefits upon retirement. The normal retirement age is 65, but early retirement is available after attainment of age 55 with at least 10 years of service at a reduced percentage of the normal retirement allowance (100% is payable if early retirement is at age 62 or older). Directors who are not also employees of the Company are not eligible to participate in the Company Pension Plan. The Tax Qualified Pension Plan is a tax-qualified plan, and benefits are payable only with respect to compensation that is not deferred under a nonqualified plan and that does not exceed certain annual IRS imposed limits. Under the supplementary plan mentioned above, the Company pays a supplemental pension, based on the formula described below, on compensation deferred to nonqualified plans (including deferred incentive compensation). Also under the supplementary plan, the Company will pay employees affected by the limitations imposed by the Internal Revenue Code on qualified plans a supplemental pension in an annual amount equal to the reduction in pensions resulting from such limitations.

   "Compensation" for purposes of the Company Pension Plan represents average cash compensation per year (salary and bonus shown in the summary compensation table on page 14), including deferred compensation, received for the highest three years during the ten years up to and including the year in which an employee retires, including compensation with Olin. The normal retirement allowance is 1.5% of "Compensation" as so defined, multiplied by the number of years of benefit service, reduced by an amount of the employee's primary Social Security benefit not to exceed 50% of such Social Security benefit. Years of benefit service shall also include benefit service with Olin.

   Under the Company's Senior Executive Pension Plan (the "Senior Plan"), which is a second nonqualified pension plan for U.S.-based employees, the Company pays retirement benefits to certain senior executives upon their retirement after age 55, which benefits are reduced if retirement is prior to age 62. Under the Senior Plan, the maximum benefit will be 50% of "Compensation" (as defined above), reduced by payments from the Company Pension Plan, any other Olin or Company pension, pension benefits from other employers, and certain Social Security benefits. Subject to the above limitations, benefits under the Senior Plan will accrue at the rate of 3% for each year of service that a senior executive is eligible to participate in the Senior Plan. In all cases benefits payable under the Senior Plan are reduced by (i) annual retirement benefits payable under the Company Pension Plan, (ii) all qualified and non-qualified deferred compensation plans of previous and subsequent employers and (iii) 50% of the employee's primary Social Security benefit. The Senior Plan also provides benefits to the executive's surviving spouse generally equal to 50% of the executive's benefits. The Compensation Committee may remove a participant from the Senior Plan for cause as defined in such plan, and no payments will be made if the participant voluntarily terminates employment without the committee's consent.

   The Tax Qualified Pension Plan provides that if, within three years following a "Change in Control" of the Company, any corporate action is taken or filing made in contemplation of, among other things, a plan termination or merger or other transfer of assets or liabilities of the plan, and such termination, merger or other event thereafter takes place, plan benefits would automatically be increased for affected non-collectively bargained participants (and retired participants) to absorb any plan surplus.

   Each of the Senior Plan and the supplementary plan mentioned above provides that in the event of a "Change in Control," the Company will pay each participant a lump-sum amount sufficient to purchase an annuity which (together with any monthly payment provided under trust arrangements or other annuities established or purchased by the Company to make payments under such plan) will provide the participant with the same monthly after-tax benefit as the participant would have received under the plan, based on benefits accrued thereunder to the date of the "Change in Control." The Executive Agreements described above provide that an executive officer who is less than age 55 at the time of a "Change in Control" will, for purposes of calculating the above lump-sum payment under the Senior Plan, be treated as if he had retired at age 55, with the lump-sum payment being calculated on the basis of service to the date of the "Change in Control."

   The following table shows the maximum combined amounts payable annually on normal retirement under the Company Pension Plan and Senior Plan. Such amounts will be reduced by Social Security benefits and the other offsets described above.

                              Pension Plan Table

                                        Years of Service
             -----------------------------------------------------------------------
Remuneration 5 Years  10 Years 15 Years 20 Years 25 Years 30 Years 35 Years 40 Years
------------ -------- -------- -------- -------- -------- -------- -------- --------
$  300,000   $ 45,000 $ 90,000 $135,000 $150,000 $150,000 $150,000 $157,500 $180,000
   400,000     60,000  120,000  180,000  200,000  200,000  200,000  210,000  240,000
   500,000     75,000  150,000  225,000  250,000  250,000  250,000  262,500  300,000
   600,000     90,000  180,000  270,000  300,000  300,000  300,000  315,000  360,000
   700,000    105,000  210,000  315,000  350,000  350,000  350,000  367,500  420,000
   800,000    120,000  240,000  360,000  400,000  400,000  400,000  420,000  480,000
   900,000    135,000  270,000  405,000  450,000  450,000  450,000  472,500  540,000
 1,000,000    150,000  300,000  450,000  500,000  500,000  500,000  525,000  600,000
 1,100,000    165,000  330,000  495,000  550,000  550,000  550,000  577,500  660,000
 1,200,000    180,000  360,000  540,000  600,000  600,000  600,000  630,000  720,000
 1,300,000    195,000  390,000  585,000  650,000  650,000  650,000  682,500  780,000

   Credited years of service for the executive officers named in the summary compensation table on page 14 as of December 31, 2001 are as follows: Mr. Campbell, 23.6 years (14.3 years under the Senior Plan); Mr. Craney, 31.6 years (2.3 years under the Senior Plan); Mr. Massimo, 7.1 years (5.0 years under the Senior Plan); and Ms. O'Connor, 12.3 years (2.9 years under the Senior Plan).

   Mr. Markham is not a US-based employee and therefore does not participate in the above pension plans. Mr. Markham is a member of the Hickson UK Group Pension Plan and the Hickson UK Senior Executives Pension Plan (collectively, the "UK Plan"). These plans are tax-qualified, defined benefit pension arrangements under UK law.

   Mr. Markham's formal retirement age is 60 but early retirement is available on reduced benefits after age 50, subject to the agreement of Hickson and the Trustees of the UK Plan. At normal retirement age of 60, the UK Plan provides Mr. Markham with a total pension equal to one-forty-fifth of final pensionable salary for each year (and pro rata for complete months) of pensionable service under the UK Plan, subject to limits imposed by UK tax authorities.

   "Pensionable salary" is determined on April 1 each year and is basic annual rate of salary at that time plus the annual average over the previous three years of any overtime payments. "Final pensionable salary" is the highest pensionable salary in the five full years of employment up to and including normal retirement age or earlier termination of pensionable employment. In determining the highest figure, pensionable salary (as calculated above) in each year will be increased in line with general increases in pensionable salaries from the end of that year to April 1 prior to normal retirement age or earlier termination of pensionable employment, provided this does not exceed the increase in the UK Government's retail inflation index ("inflation index").

   Once he starts receiving pension payments, under the UK Plan, Mr. Markham's pension will increase annually in line with increases in the inflation index subject to an annual maximum of 5%.

   The limits imposed by the UK tax authorities apply to the benefits that may be taken from a defined benefit pension scheme. For employees joining pension schemes on or after June 1, 1989, such as Mr. Markham, pension benefits are restricted to one-thirtieth of the "Earnings Cap" for each year of completed service, subject to an overall maximum of two-thirds of the "Earnings Cap." The Earnings Cap is set by the UK tax authorities each April 6, and is (Pounds)95,400 ($138,764 as of December 31, 2001 exchange rate) for the year commencing April 6, 2001. As such, Mr. Markham's benefits under the UK Plan are subject to restriction.

   As of December 31 2001, Mr. Markham has accrued 6 years and 1 month of pensionable service under the UK Plan. The following table shows the estimated annual benefits payable to a member upon retirement at age 60. The benefits are not subject to any reduction in respect of Social Security benefits or other offsets, but include the restriction on benefits imposed by the UK tax authority. Figures shown have been converted into US Dollars using the exchange rate of GBP 0.6875 to one US Dollar on December 31, 2001.

                                Years of Service
                                ----------------
            Earnings Cap 5 Years 10 Years 15 Years 20 Years 25 Years
            ------------ ------- -------- -------- -------- --------
              $138,764.. $23,127 $46,255  $69,382  $ 92,509 $ 92,509
              $166,516.. $27,753 $55,505  $83,258  $111,011 $111,011

Does the Company have a compensation deferral program?

   Under the Company's compensation plans and arrangements, all participants therein, including directors, may defer payment of salaries, director compensation and incentive compensation to cash and Arch phantom stock accounts.

          ITEM 2--RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   The Board of Directors has appointed the firm of KPMG LLP ("KPMG") as independent auditors of the Company for the year 2002. The appointment of this firm was recommended to the Board by its Audit Committee.

Why are you asking for the shareholders to ratify the auditors?

   The submission of this matter to shareholders at the Annual Meeting is not required by law or by the Bylaws. The Board of Directors of the Company is, nevertheless, submitting it to the shareholders to ascertain their views. If this appointment is not ratified at the Annual Meeting, the Board of Directors intends to reconsider its appointment of KPMG as independent auditors.

   A representative of KPMG is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so, and to respond to appropriate questions.

What were 2001 KPMG audit fees?

  Audit Fees

   Fees for the fiscal year 2001 audit, including review of SEC quarterly and annual report filings, were $783,000.

  Financial Information Systems Design and Implementation Fees

   No fees were incurred with KPMG for financial information systems design and implementation in 2001.

  All Other Fees

   Aggregate fees for all other services rendered by KPMG for the 2001 fiscal year were $2,178,000. These fees included tax services, accounting advice, customs fees, certain statutory audits and other consulting and due diligence assistance. Included in All Other Fees were fees of approximately $600,000 for internal audit services. In 2002, KPMG will no longer provide internal audit services to the Company.

   The Audit Committee has considered whether the provision of services described under All Other Fees is compatible with maintaining KPMG's independence.

What vote is required to ratify the auditors?

   The ratification of the appointment of independent auditors for 2002 requires that the votes cast in favor of the ratification exceed the votes cast opposing such ratification. Abstentions and Broker Shares that are not voted will not be included in determining the number of votes cast.

The Board of Directors recommends a vote FOR the ratification of the appointment of KPMG LLP as the Company's independent auditors for 2002.

                                 MISCELLANEOUS

Who will pay for this solicitation of proxies?

   The Company will pay the entire expense of this solicitation of proxies.

   Georgeson Shareholder Communications Inc., New York, New York, will solicit proxies by personal interview, mail, telephone and telegram, and will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the Common Stock held of record by such persons. The Company will pay Georgeson Shareholder Communications Inc. a fee of $9,500 covering its services and will reimburse Georgeson Shareholder Communications Inc. for payments made to brokers and other nominees for their expenses in forwarding soliciting material. In addition, proxies may be solicited by personal interview, telephone, mail and telegram by directors, officers and employees of the Company.

When must a shareholder submit a proposal for the next annual meeting?

   Shareholders who intend to present proposals for consideration at the 2003 Annual Meeting of Shareholders and who wish to have their proposals included in the Company's proxy statement and proxy card for that meeting, must be certain that their proposals are received by the Company at its principal executive offices on or before November 25, 2002. Proposals should be sent to the Corporate Secretary, Arch Chemicals, Inc., 501 Merritt 7, Norwalk, Connecticut 06851. All proposals must also comply with the applicable requirements of the Federal securities laws in order to be included in the Company's proxy statement and proxy card for the 2002 Annual Meeting. In addition, in order for any shareholder proposal to be presented during next year's annual meeting, written notice must be received by the Company at its headquarters on or after November 25, 2002 and on or before December 25, 2002 as provided in the Company's Bylaws, and shall contain such information as required under such Bylaws. You may contact the Company's Corporate Secretary at the address mentioned above for a copy of the relevant Bylaw provisions regarding the requirements for making shareholder proposals.

                                          By order of the Board of Directors,

                                          SARAH A. O'CONNOR
                                                       Secretary

Dated: March 25, 2002

[LOGO]
                           PRINTED ON RECYCLED PAPER

   PROXY

                             Arch Chemicals, Inc.

         This Proxy is Solicited on Behalf of the Board of Directors of
                              Arch Chemicals, Inc.



The undersigned, having received the Notice of Annual Meeting and Proxy Statement, hereby (i) appoints John W. Johnstone, Jr., Richard E. Cavanagh and Michael O. Magdol, and each of them, proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of Common Stock of Arch Chemicals, Inc. owned of record by the undersigned, and (ii) directs JPMorgan Chase Bank, Trustee under the Olin Corporation Contributing Employee Ownership Plan and Trustee under the Arch Chemicals, Inc. Contributing Employee Ownership Plan (such plans collectively referred to as the "CEOP") to vote in person or by proxy all shares of Common Stock of Arch Chemicals, Inc. allocated to any accounts of the undersigned under such Plans, and which the undersigned is entitled to vote, in each case of clause (i) and (ii), on all matters which may come before the 2002 Annual Meeting of Shareholders to be held at The Prudential Center for Learning and Innovation, 32 Weed Avenue, Norwalk, Connecticut, on April 25, 2002, at 9:30 a.m., local time, and any adjournments or postponements thereof. The proxies will vote using the directions on the reverse side of this card. If no direction is provided, this proxy will be voted as recommended by the Board of Directors. The proxies, in their discretion, are further authorized to vote on other matters which may properly come before the 2002 Annual Meeting of Shareholders and any adjournments or postponements thereof.

Comments/Change of Address. Please mark box on reverse side.

Please complete and sign the proxy on the reverse side and return it in the enclosed envelope.

                (triangle up) FOLD AND DETACH HERE (triangle up)


You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations.

SEE REVERSE
SIDE

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person. To make sure your shares are represented, we urge you to complete and mail the proxy card on the reverse side or to use our telephone or Internet voting system.

          FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS, SEE REVERSE SIDE

                                                   (ADMISSION TICKET ON REVERSE)

                  (Bring the admission ticket with you if attending the meeting)

         Directions to The Prudential Center for Learning and Innovation via the New England Thruway/Connecticut Turnpike or Merritt Parkway

New England Thruway/Interstate 95/ Connecticut Turnpike -- Exit 13

From New York

 1.Turn right onto the Boston Post Road/Connecticut Avenue (U.S. 1)

 2.Proceed .3 mile to Richards Avenue.

 3.At the traffic light turn left onto Richards Avenue and continue 1.5 miles to Fillow Street.

 4.At stop sign turn left onto Fillow Street, driving .2 mile to stop sign at Weed Avenue.

 5.Turn right onto Weed Avenue, and continue .3 mile to entrance of the Prudential Center for Learning and Innovation.

 6.The entrance is on the right side of Weed Avenue.


From New Haven -- Exit 13

 1.Turn right onto the Boston Post Road/Connecticut Avenue (U.S. 1)

 2.Proceed .5 mile to Richards Avenue.

 3.Follow directions 3-6 above.


Hutchinson River Parkway/ Merritt Parkway -- Exit 38

From New York

 1.Turn right onto New Canaan Avenue/Route 123 and, almost immediately, at traffic light turn left onto Nursery Street.

 2.Continue on Nursery Street for .8 mile, bearing right, until it ends at Marvin Ridge Road.

 3.Turn left onto Marvin Ridge Road, which becomes Weed Avenue.

 4.Drive for .7 mile to the entrance of the Prudential Center for Learning and Innovation.

 5.The entrance is on the left side of Weed Avenue.


From New Haven -- Exit 38

 1.Turn right onto New Canaan Avenue/Route 123.

 2.Proceed .2 mile to traffic light and take right onto Nursery Street.

 3.Follow directions 2-5 above.

[X] Please mark your votes as in this example.

                                                                            5044

This Proxy when properly signed will be voted in the manner directed herein. If no direction is made, this proxy will be voted "FOR" all of the Board of Directors' nominees and "FOR" proposal 2.

       The Board of Directors recommends a vote for all proposals below:

1. Election of Directors:

FOR      [_]

WITHHELD [_]

For, except vote withheld from the following nominee(s).

01. Michael E. Campbell
02. H. William Lichtenberger
03. John P. Schaefer

2. Ratification of the appointment of KPMG LLP as independent auditors

FOR      [_]

AGAINST  [_]

ABSTAIN  [_]

SPECIAL ACTION

Comments/Address Change (use space on reverse side)  [_]

If available in the future, would you be interested in receiving your proxy materials electronically? [_]

Mark here if you plan to attend the Annual Meeting  [_]

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Signature(s)                                             Date



--------------------------------------------------------------------------------
                           /\ FOLD AND DETACH HERE /\

                                Control No. Above

Dear Shareholder:

Arch Chemicals, Inc. encourages you to take advantage of convenient ways by which you can vote your shares. You can vote your shares electronically through the Internet or the telephone. This eliminates the need to return the proxy card.

To vote your shares electronically you must use the control number. The control number is the series of numbers printed in the box above, just below the perforation. This control number must be used to access the system.

To ensure that your vote will be counted, please cast your Internet or telephone vote before 11:59 p.m., New York time, on April 24, 2002; however, for CEOP participants, the deadline for Internet and telephone voting is 9:00 a.m., New York time, on April 24, 2002.

1. To vote over the Internet:
   o Log on to the Internet and go to the web site http://www.eproxyvote.com/arj

2. To vote over the telephone:
   o On a touch-tone telephone call toll free 1-877-PRX-VOTE (1-877-779-8683) 24 hours a day, 7 days a week.

   o Outside of the U.S. and Canada call 201-536-8073

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

If you choose to vote your shares electronically, there is no need for you to mail back your proxy card.

                  YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING

                                   (Bring this ticket with you if attending the meeting)

                                               ADMISSION TICKET

                  [LOGO]

                                   Annual Meeting of Shareholders
                                   of Arch Chemicals, Inc.

                                   Thursday, April 25, 2002
                                   9:30 a.m., local time
                                   Prudential Center for Learning and Innovation 32 Weed Avenue
                                   Norwalk, Connecticut